    As filed with the Securities and Exchange Commission on February 6, 2001
                                                     Registration No.  333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     Under
                           The Securities Act of 1933

                             REDBACK NETWORKS INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              3576                                         77-0438443
(State or other jurisdiction of                      (Primary Standard Industrial                           (IRS Employer
 incorporation or organization)                       Classification Code Number)                         Identification No.)

                              1195 Borregas Avenue
                          Sunnyvale, California  94089
              (Address of principal executive offices) (Zip Code)

                             REDBACK NETWORKS INC.
                           2001 Employee Option Plan
                           1999 Stock Incentive Plan
                          1999 Directors' Option Plan
   Shares acquired under a Written Compensatory Agreement with Bill Miskovetz
     Shares acquired under a Written Compensatory Agreement with Dan Simone
                         Employee Patent Awards Program
                            (Full title of the Plan)

                                 Vivek Ragavan
                President, Chief Executive Officer, and Director
                             Redback Networks Inc.
                              1195 Borregas Avenue
                          Sunnyvale, California  94089
                    (Name and address of agent for service)

                                 (408) 571-5200
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                     Proposed Maximum       Proposed Maximum
                                                Amount to be        Offering Price per     Aggregate Offering        Amount of
   Title of Securities to be Registered         Registered(1)           Share (2)               Price (2)         Registration Fee
-------------------------------------------   -----------------     ------------------     ------------------     ----------------
2001 Employee Option Plan
-------------------------
Options to purchase Common Stock                  4,500,000                 N/A                    N/A                   N/A
Common Stock, $0.0001 par value                4,500,000 shares           $45.97              $206,865,000             $51,716

1999 Stock Incentive Plan
-------------------------
Options to purchase Common Stock                                            N/A                   N/A                    N/A
Common Stock, $0.0001 par value                7,686,564 shares           $45.97              $353,351,374             $88,338

1999 Directors' Option Plan
---------------------------
Options to purchase Common Stock                                            N/A                   N/A                    N/A
Common Stock, $0.0001 par value                  360,000 shares           $45.97              $ 16,549,200             $ 4,137

Shares Acquired under a Written
-------------------------------
Compensatory Agreement with Bill Miskovetz
------------------------------------------
Common Stock, $0.0001 par value                   80,000 shares           $45.97              $  3,677,600             $   919

Shares Acquired under a Written
-------------------------------
Compensatory Agreement with Dan Simone
--------------------------------------
Common Stock, $0.0001 par value                   80,000 shares           $45.97              $  3,677,600             $   919

Employee Patent Awards Program
------------------------------
Common Stock, $0.0001 par value                   20,000 shares           $45.97              $    919,400             $   230

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Employee Option Plan, 1999 Stock Incentive Plan, 1999 Director Option Plan, Shares Acquired under a Written Compensatory Agreement with Bill Miskovetz, Shares Acquired under a Written Compensatory Agreement with Dan Simone, and the Employee Patent Awards Program by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Redback Networks Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Redback Networks Inc. as reported on the Nasdaq National Market on February 1, 2001

                                    PART II
              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Redback Networks Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, June 30, 2000, and September 30, 2000;

         (c) The Registrant's Current Reports on Forms 8-K filed with the SEC on March 20, 2000, July 20, 2000, August 2, 2000, October 12,
               2000, October 13, 2000, January 18, 2001, and January 25, 2001;
               and

         (d) The Registrant's Registration Statement No. 0-25853 on Form 8-A filed with the SEC on April 22, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      ----------------------------------------------------------------------------------------------------------------
       4            Instrument Defining Rights of Stockholders.  Reference is made to Registrant's Registration Statement
                    No. 0-25853 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(d) of this Registration
                    Statement.

       5            Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

      23.1          Consent of Independent Accountants.

      23.2          Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      24            Power of Attorney.  Reference is made to page II-3 of this Registration Statement.

      99.1          2001 Employee Option Plan

      99.2          Employee Patent Awards Program

      99.3          Form of Written Compensatory Agreement

Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2001 Employee Option Plan, 1999 Stock Incentive Plan, 1999 Directors' Option Plan, Shares acquired under a Written Compensatory Agreement with Bill Miskovetz, Shares acquired under a Written Compensatory Agreement with Dan Simone, and Employee Patent Awards Program.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this
6th day of February 2001.
---        -------------


                                       REDBACK NETWORKS INC.

                                       By:  /s/ Vivek Ragavan
                                           ------------------------------------
                                           Vivek Ragavan
                                           President, Chief Executive Officer
                                           and Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Redback Networks, Inc, a Delaware corporation, do hereby constitute and appoint Vivek Ragavan and Dennis
P. Wolf, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                           Title                                   Date
--------------------------------------      -------------------------------------------------      -------------------

          /s/ Vivek Ragavan                  President, Chief Executive Officer and Director        February 2, 2001
--------------------------------------       (Principal Executive Officer)
            Vivek Ragavan


          /s/ Dennis P. Wolf                 Senior Vice President of Finance and Chief             February 2, 2001
--------------------------------------       Financial Officer
            Dennis P. Wolf


              Signature                                           Title                                   Date
--------------------------------------      -------------------------------------------------      -------------------

         /s/ Dennis Barsema                    Vice Chairman of the Board and Director              February 2, 2001
--------------------------------------
            Dennis Barsema


          /s/ Gaurav Garg                      Senior Vice President of Product Management and      February 2, 2001
--------------------------------------         Director
             Gaurav Garg


        /s/ Pierre R. Lamond                   Chairman of the Board and Director                   February 2, 2001
--------------------------------------
          Pierre R. Lamond


                                               Director
--------------------------------------
            James R. Flach

                                               Director
--------------------------------------
            Promod Haque


          /s/ Vinod Khosla                     Director                                             February 2, 2001
--------------------------------------
            Vinod Khosla


          /s/ William H. Kurtz                 Director                                             February 2, 2001
--------------------------------------
           William H. Kurtz

                                               Director
--------------------------------------
        Daniel J. Warmenhoven

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number    Exhibit
--------------    ----------------------------------------------------------------------------------------
      4           Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 25853 on
                  Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5           Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

     23.1         Consent of Independent Accountants.

     23.2         Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

     24           Power of Attorney. Reference is made to page II-3 of this Registration Statement.

     99.1         2001 Employee Option Plan

     99.2         Employee Patent Awards Program

     99.3         Form of Written Compensatory Agreement